Exhibit 99.1

         Journal Register Company Announces Changes to Retirement Plans

     YARDLEY, Pa.--(BUSINESS WIRE)--Oct. 19, 2006--Journal Register Company (NYSE:JRC) today announced that, effective January 1, 2007, the Company is introducing a new retirement plan and changing its defined benefit pension plan for non-union employees.

     The Company currently has several 401(k) plans and a defined benefit pension plan that covers non-union employees in 14 locations. Approximately one thousand five hundred non-union employees who are currently covered by a defined benefit pension plan will be eligible to participate in an IRS designated Safe Harbor 401(k) plan. In addition, certain other non-union employees who did not participate in the Company's defined benefit pension plan will be eligible to participate in the IRS designated Safe Harbor 401(k) plan. Under the new 401(k) plan, eligible employees can receive up to a 4% company match with immediate vesting. Retirement benefits earned by non-union employees through December 31, 2006 under the defined benefit pension plan will be preserved.

     Senior Vice President and Chief Financial Officer, Julie A. Beck, stated, "In line with many other leading companies, we have enhanced our retirement plan in order to provide IRS designated Safe Harbor 401(k) plan coverage to more employees. All eligible non-union employees will be encouraged to take advantage of the greater flexibility, mobility, and potential for growth offered by our 401(k) plans. Our Company matching contributions will promote employee retirement savings. As an added benefit to the long term competitiveness of our organization, we anticipate the implementation of the 401(k) program and its more predictable cost structure to result in expense savings to the Company of approximately $1,000,000 in 2007."

     About Journal Register Company

     Journal Register Company is a leading U.S. newspaper publishing company. Journal Register Company owns 27 daily newspapers and 366 non-daily publications. Journal Register Company currently operates 231 individual Web sites that are affiliated with the Company's daily newspapers, non-daily publications and its network of employment Web sites. These Web sites can be accessed at www.journalregister.com. All of the Company's operations are strategically clustered in seven geographic areas: Greater Philadelphia; Michigan; Connecticut; Greater Cleveland; New England; and the Capital-Saratoga and Mid-Hudson regions of New York. The Company owns JobsInTheUS, a network of ten premier employment Web sites in the Northeast.

     Safe-Harbor

     This release contains forward-looking information about Journal Register Company that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe", "expect", "may", "will", "should", "project", "plan", "seek", "intend", or "anticipate" or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, the extent or timing of cost savings, charges, the extent of employees impacted, and statements about the future performance, operations, products and services of the Company. These forward-looking statements involve a number of risks and uncertainties, which could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the success of the Company's acquisition strategy, dispositions, the ability of the Company to achieve cost reductions and integrate acquisitions, competitive pressures, general or regional economic conditions and advertising trends, the unavailability or a material increase in the price of newsprint and increases in interest rates. These and additional risk factors are outlined in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.


     CONTACT: Journal Register Company
              Ricardo A. Venegas, 215-504-4200
              Treasurer